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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                        Date of Report: February 6, 1997



                             REDWOOD EMPIRE BANCORP
            (Exact number of Registrant as specified in its charter)



             California                File No. 0-19231           68-0166366
    (State or other jurisdiction of  (Commission File Number)   (IRS Employer)
    Incorporated or organization)                            Identification No.)



         111 Santa Rosa Avenue, Santa Rosa, California               95404-4905
         (Address of principal executive offices)                    (Zip Code)



      Registrant's telephone number, including area code: (707) 545-9611





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Item 5.  Other Events

Press release for the following (article attached):

         Redwood Empire Bancorp receives approval to combine Allied Bank and National Bank of the Redwoods subsidiaries.












                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                2-6-97
Date:  ___________________           REDWOOD EMPIRE BANCORP
                                            (Registrant)



                                     By:__________________________
                                          James E. Beckwith
                                          Executive Vice President and
                                          Chief Financial Officer


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                                 FOR:     REDWOOD EMPIRE BANCORP

                         APPROVED BY:     James Beckwith
                                          Chief Financial Officer
                                          (707) 573-4988

                             CONTACT:     Morgen-Walke Associates, Inc.
                                          Doug Sherk, John Swenson,
                                          David Gennarelli
                                          (415) 296-7383
For Immediate Release                     Emily Dupree, Joshua Passman
                                          (212) 850-5600


               REDWOOD EMPIRE BANCORP RECEIVES APPROVAL TO COMBINE
             ALLIED BANK AND NATIONAL BANK OF THE REDWOODS SUBSIDIARIES

SANTA ROSA, Calif. (February 5, 1997) -- Redwood Empire Bancorp (AMEX: REB) today announced that it has received approval from the Office of the Comptroller of the Currency to combine its Allied Bank subsidiary into its National Bank of the Redwoods subsidiary. The Company expects the merger to be consummated late in the first quarter or early in the second quarter of this year.

         "This is a significant milestone in our strategic plan to improve shareholder value", said Tom Whitaker, Chairman of Redwood Empire Bancorp. "As I stated in November when we announced the consolidation, this merger will allow Redwood to achieve meaningful cost savings and to leverage common multiple market and product strategies of the two organizations. The new Redwood Empire Bancorp will be a market-driven banking franchise aimed at building our asset base for long-term growth."

         Redwood Empire Bancorp is currently the holding company for two operating subsidiaries: Allied Bank, F.S.B., a savings institution, and National Bank of the Redwoods, a commercial bank. The Company operates through branches and loan production offices in various California locations Northern California.